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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of AXIS Capital Holdings Limited on Form S-3 of our report dated February 19, 2004 appearing in the Annual Report on Form 10-K of AXIS Capital Holdings Limited for the year ended December 31, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE
Hamilton, Bermuda
August 4, 2004

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CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM